UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 24, 2012

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting of Shareholders held on April 24, 2012, the matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s proxy statement, filed with the SEC on March 13, 2012.  The voting results are as follows:

Proposal 1:	Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2015 Annual Meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes
Robert L. Hetzler	2,320,238	577,815	3,905,477
Michael M. Magee, Jr.	2,333,980	564,073	3,905,477
James E. McCarty	2,300,162	597,891	3,905,477

Proposal 2:	Ratification of the Appointment of Independent Auditors

The shareholders ratified the appointment of Crowe Horwath LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Non-Votes
6,644,218	114,214	45,098	--

Proposal 3:	Advisory (Non-Binding) Vote on Executive Compensation

The shareholders approved a proposed resolution approving the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Non-Votes
2,291,508	548,297	58,247	3,905,478

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

/s/ Robert N. Shuster
Date: April 27, 2012	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer